UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 8, 2008 (January 3, 2008)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)            In connection with the events disclosed in Item (c) below, Colleen M. Davenport, Secretary and General Counsel, will be leaving the Company effective January 31, 2008 and will assist with transition of her duties to the Company’s new Senior Vice President, General Counsel and Secretary until her departure from the Company.

(c)            Effective January 1, 2008, Robert E. Woods, 55, was appointed Senior Vice President, General Counsel and Secretary of Analysts International Corporation (the “Company”).  Prior to his appointment, Mr. Woods served as the General Counsel for BORN Information Services, Inc. (2000-2003), provided legal services to Fujitsu Consulting Information Services, Inc. (2003-2004), and was engaged in the private practice of law (2004-2007).  Prior thereto, Mr. Woods was a shareholder in the law firm of Briggs and Morgan, P.A. and was an officer of Insweb Corporation of Sacramento, California.

Mr. Woods’ employment agreement (the “Agreement”) with the Company, entered into on January 3, 2008, provides for an initial term beginning January 1, 2008 and ending October 31, 2010, with automatic one-year renewals commencing November 1, 2010, unless either party gives proper notice of nonrenewal.  The Agreement provides that Mr. Woods will receive base compensation of $250,000 per year and will be eligible to earn an annual cash incentive payment of 30-50% of his annual base compensation contingent for the year in which the bonus was earned upon meeting certain individual and company performance objectives set by the Compensation Committee of the Company’s Board of Directors (the “Committee”) on an annual basis.

The Agreement also provides that in the event Mr. Woods’ employment is terminated by the Company without Cause or terminated by Mr. Woods for Good Reason (as “Cause” and “Good Reason” are defined in the Agreement), the Company will continue to pay Mr. Woods’ base salary for one year and will reimburse Mr. Woods for continuing medical insurance premiums for up to six months.  An agreement concerning non-competition, non-solicitation and confidentiality issues (the “Non-Compete Agreement”) provides that for 12 months following termination of his employment, Mr. Woods will not engage in certain competitive activities related to the Company’s employees, prospective employees, clients and potential clients.  Finally, effective January 1, 2008, Mr. Woods also signed a Change of Control agreement with the Company providing that in the event of termination of Mr. Woods’ employment due to a change of control, Mr. Woods will be entitled to a lump sum payment equal to one times his annual base compensation for the year in which the change in control event occurs.  The foregoing description of the Agreement, the Non-Compete Agreement and the Change of Control Agreement (the “Woods Agreements”) is merely intended to be a summary of the Woods Agreements and is qualified in its entirety by reference to the Woods Agreements, which are attached to this Current Report as Exhibits 10.1-10.3 and incorporated by reference as if fully set forth herein.

(e)            In connection with the events disclosed in Item (c) above, the Company entered into certain agreements relating to Mr. Woods’ employment and referred to above as the Woods Agreements.  A summary of the Woods Agreements is provided in Item (c) above.  The Woods Agreements are attached to this Current Report as Exhibits 10.1-10.3 and incorporated by reference as if fully set forth herein.

In connection with the events disclosed in Item (b) above, the Company entered into a Severance Agreement and Release of Claims (the “Severance Agreement”) with Ms. Davenport on January 4, 2008.  The Severance Agreement provides that on termination of Ms. Davenport’s employment, the Company will pay Ms. Davenport a lump sum equal to one year’s salary ($220,000), a bonus of $25,000 representing a bonus amount Ms. Davenport was eligible to earn during the fourth quarter of 2007, a bonus of $20,000 if Ms. Davenport completes transition of her duties to the satisfaction of the Company and an additional payment of $27,000.  The Severance Agreement also provides that the Company will pay twelve months of Ms. Davenport’s health, dental and life insurance coverage premiums and will provide twelve months of outplacement services.  In return, the Severance Agreement grants the Company a general release of any past claims by Ms. Davenport against the Company, including but not limited to any discrimination, contractual or other employment related claims.  The foregoing description of the Severance Agreement is merely intended to be a summary of the Severance Agreement and is qualified in its entirety by reference to the Severance Agreement, which is attached to this Current Report as Exhibit 10.4 and incorporated by reference as if fully set forth herein.

Beginning on January 3, 2008, the Company entered into change of control agreements (the “Change of Control Agreement”) with David J. Steichen, Chief Financial Officer, David Jenkins, Chief Information Officer, and management personnel Michael Gange, Libby Gilmore and Alan Wise.  The Change of Control Agreement replaces all previous change in control agreements between Mr. Steichen, Mr. Jenkins and other members of company management, which expired on December 31, 2007.  The previous change in control agreements provided for a payment of 2.99 times annual base salary and the provision of 18 months’ worth of benefits after a change in control termination.  The prior change in control agreements also provided that the executive could terminate his or her employment for any reason or no reason during the eleventh month after a change in control and receive the benefits provided for in the change in control agreement.

The new Change of Control Agreement provides for a term of three years beginning on the date of execution by the parties; provided, however, that if a Change of Control (as “Change of Control” is defined in the Change of Control Agreement) of the Company occurs during the term of the Change of Control Agreement, the agreement continues in effect for a period of twelve (12) months beyond the date of such Change of Control.  The Change of Control Agreement also provides for payment of one year's base salary and twelve months’ outplacement services in the event of a Change of Control Termination or termination by the executive for Good Reason (as “Change of Control Termination” and “Good Reason” are defined in the Change of Control Agreement).

The foregoing summary of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Change of Control Agreement attached to this Current Report on Form 8-K as Exhibit 10.5 and incorporated by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Analysts International Corporation and Robert E. Woods dated January 3, 2008

10.2	Non-Compete and Confidentiality Agreement between Analysts International Corporation and Robert E. Woods dated January 3, 2008

10.3	Change of Control Agreement between Analysts International Corporation and Robert E. Woods dated January 3, 2008 (Exhibit A to Employment Agreement)

10.4	Severance Agreement and Release of Claims between Analysts International Corporation and Colleen M. Davenport dated January 4, 2008

10.5	Form of Change of Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 8, 2008	ANALYSTS INTERNATIONAL CORPORATION

/s/ Robert E. Woods
Robert E. Woods
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Analysts International Corporation and Robert E. Woods dated January 3, 2008

10.2	Non-Compete and Confidentiality Agreement between Analysts International Corporation and Robert E. Woods dated January 3, 2008

10.3	Change of Control Agreement between Analysts International Corporation and Robert E. Woods dated January 3, 2008 (Exhibit A to Employment Agreement)

10.4	Severance Agreement and Release of Claims between Analysts International Corporation and Colleen M. Davenport dated January 4, 2008

10.5	Form of Change of Control Agreement